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                       RIVERSOURCE RETIREMENT SERIES TRUST

                             AMENDMENT NO. 1 TO THE
                       AGREEMENT AND DECLARATION OF TRUST

     WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (the "Declaration of Trust") dated January 20, 2006 of RiverSource Retirement Series Trust (the "Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of the Shareholders of the Trust.

     WHEREAS, Section 5 of Article 1 of the Declaration of Trust of the Trust, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series of classes of Shares (in addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine without authorization by vote of the Shareholders of the Trust.

     NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of RiverSource Retirement Series Trust, do hereby certify that we have determined to conduct the business of the Trust under the name "RiverSource Series Trust" and have authorized the creation of two additional Series of the Trust, and have authorized the following amendment to said Declaration of Trust:

     Section 1 of Article I is hereby amended to read in its entirety as follows:

          Section 1. This Trust shall be known as "RiverSource Series Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 6 of Article I is hereby amended to read as follows:

          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

          RiverSource Retirement Plus Fund - 2010
          RiverSource Retirement Plus Fund - 2015
          RiverSource Retirement Plus Fund - 2020
          RiverSource Retirement Plus Fund - 2025
          RiverSource Retirement Plus Fund - 2030
          RiverSource Retirement Plus Fund - 2035
          RiverSource Retirement Plus Fund - 2040
          RiverSource Retirement Plus Fund - 2045
          RiverSource 120/20 Contrarian Equity Fund
          RiverSource 130/30 U.S. Equity Fund

          Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such

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rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolutions of the Trustees establishing and designating such class of Shares.

          The rest of this Section 6 remains unchanged.

     The foregoing amendment is effective as of September 11, 2007.

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     IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 1 to the
Agreement and Declaration of Trust on September 11, 2007.


/s/ Kathleen Blatz                      /s/ Arne H. Carlson
-------------------------------------   ----------------------------------------
Kathleen Blatz *                        Arne H. Carlson *


/s/ Pamela G. Carlton                   /s/ Patricia M. Flynn
-------------------------------------   ----------------------------------------
Pamela G. Carlton *                     Patricia M. Flynn *


/s/ Anne P. Jones                       /s/ Jeffrey Laikind
-------------------------------------   ----------------------------------------
Anne P. Jones *                         Jeffrey Laikind *


/s/ Stephen R. Lewis, Jr.               /s/ Catherine James Paglia
-------------------------------------   ----------------------------------------
Stephen R. Lewis, Jr. *                 Catherine James Paglia *


/s/ Alison Taunton-Rigby                /s/ William F. Truscott
-------------------------------------   ----------------------------------------
Alison Taunton-Rigby *                  William F. Truscott **

*    901 S. Marquette Avenue
     Minneapolis, MN 55402

**   53600 Ameriprise Financial Center
     Minneapolis, MN 55474

Registered Agent: Corporation Service Company
                  84 State Street
                  Boston, MA 02109